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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):             September 1, 1995


                            MAJOR REALTY CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         0-1748                                             590898509
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(Commission File Number)                       (IRS Employer Identification No.)


5728 Major Boulevard, Suite 306, Orlando, Florida            32819
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(Address of principal executive offices)                   (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (407) 351-1111
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ITEM 5.  OTHER EVENTS

         On September 1, 1995, Major Realty Corporation sold 10.36 acres of commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando to Cracker Barrel Old Country Store for $6,280,000.
The sales transaction consisted of $3,640,000 cash at closing, plus a $3,580,000 mortgage which will be due in two equal payments, one in April 1996 and the other in April 1997. Approximately $2,000,000 of the net proceeds were used to repay company debt and the remainder will be used for company operations.

         On September 8, 1995, the Company sold 1.38 acres of commercial land located at the northwest corner of the intersection of Conroy Road and Vineland Road in Orlando to Aseel, Inc. for $750,000. The sales price was paid in cash at closing. Approximately $500,000 of the net proceeds were used to repay company debt and the remainder will be used for company operations.





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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, Major Realty Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   MAJOR REALTY CORPORATION



                                        By: /s/ David L. Treadwell
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                                            David L. Treadwell
                                            Chairman and CEO

  September 8, 1995
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        Date





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